UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 25, 2019

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Advisory Amendment

On July 25, 2019, Healthcare Trust, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Advisory Agreement (the “Advisory Agreement”) among the Company, Healthcare Trust Operating Partnership, L.P., and the Company’s external advisor, Healthcare Trust Advisors, LLC (the “Advisor”). The Amendment was unanimously approved by the Company’s independent directors.

Pursuant to the Advisory Agreement, including prior to the Amendment, the Company has been required to reimburse the Advisor for, among other things, reasonable salaries and wages, benefits and overhead of all employees of the Advisor or its affiliates, except for costs of employees to the extent that the employees perform services for which the Advisor receives a separate fee. The Amendment clarifies that, with respect to executive officers of the Advisor, the Company is required to reimburse the Advisor or its affiliates for the reasonable salaries and wages, benefits and overhead of the Company’s executive officers, other than for any executive officer that is also a partner, member or equity owner of AR Global Investments, LLC, an affiliate of the Advisor. Further, pursuant to the Amendment, the aggregate amount of expenses relating to salaries, wages and benefits, including for executive officers and all other employees of the Advisor or its affiliates (the “capped reimbursement amount”), is limited to the greater of (a) $6,800,000 (the “Fixed Component”) and (b) the variable component (the “Variable Component”), which is defined in the Amendment as, for any fiscal year: (i) the sum of the total real estate investments, at cost as recorded on the balance sheet dated as of the last day of each fiscal quarter (the “Real Estate Cost”) in the year divided by four, which amount will be (ii) multiplied by 0.29%. In the event of a reduction in the Real Estate Cost by 25% or more pursuant to instructions from the Company’s board of directors, in one or a series of related dispositions in which the proceeds of the disposition(s) are not reinvested in Investments (as defined in the Advisory Agreement), then within 12 months following the disposition(s), the Advisor and the Company will enter into good faith negotiations to reset the Fixed Component; provided that if the proceeds of the disposition(s) are paid to shareholders of the Company as a special distribution or used to repay loans with no intent of subsequently re-financing and re-investing the proceeds thereof in Investments, the Advisor and the Company will enter into good faith negotiations to reset the Fixed Component within 90 days thereof, in each case taking into account reasonable projections of reimbursable costs in light of the reduced assets of the Company. Both the Fixed Component and the Variable Component will also be increased by an annual cost of living adjustment equal to the portion of the capped reimbursement amount (as determined above) multiplied by the greater of (x) 3.0% and (y) the CPI for the prior year ended December 31st. For these purposes, CPI will be calculated by reference to the United States Department of Labor’s Bureau of Labor Statistics Consumer Price Index, All Urban Consumer Price Index, New York-Newark-Jersey City with reference date (1982-1984) that equals 100.0 or the successor of this index.

The foregoing summary of the material terms of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 1, dated as of July 25, 2019, to the Second Amended and Restated Advisory Agreement, by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P. and Healthcare Trust Advisors, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: July 25, 2019	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer and President
(Principal Executive Officer)